Exhibit 4.1

NUMBER U-__________		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	LAKESHORE ACQUISITION II CORP.

CUSIP G5352N 139

UNITS CONSISTING OF ONE ORDINARY SHARE, ONE-HALF OF ONE REDEEMABLE WARRANT AND ONE RIGHT

THIS CERTIFIES THAT ______________________________________________________________________________________________

is the owner of _______________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value US$0.0001 (“Ordinary Share”), of Lakeshore Acquisition II Corp., a Cayman Islands exempted company with limited liability (the “Company”), one-half of one redeemable warrant of the Company (“Warrant”), and one right (“Right”). Each whole Warrant entitles the holder to purchase one Ordinary Share for US$11.50 per share (subject to adjustment). Each Warrant will become exercisable 30 days after the Company’s completion of an initial merger, capital stock exchange, asset acquisition, or other similar business combination with one or more businesses or entities (a “Business Combination”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation. Each right entitles the holder to receive one-tenth (1/10) of one ordinary share upon consummation of the Company’s initial Business Combination and will expire if the Company is unable to consummate its initial Business Combination within 15 months. The Ordinary Shares, Warrant(s) and Right(s) comprising the Unit(s) represented by this certificate are not transferable separately until fifty-two (52) days following the IPO, unless Network 1 Financial Securities, Inc. informs the Company of its decision to allow earlier separate trading, except that in no event will the Ordinary Shares, Warrants and Rights be separately tradeable until the Company has filed an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issued a press release announcing when such separate trading will begin. The terms of the Warrants and Rights are governed by a Warrant Agreement and a Rights Agreement, dated as of ___________, 2022 and ___________, 2022, respectively, between the Company and Continental Stock Transfer & Trust Company, as Warrant and Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant and Rights Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the transfer agent and registered office provider of the Company. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

	Chairman	Secretary

Lakeshore Acquisition II Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT –	as tenants by the entireties		(Cust)	(Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the ordinary shares underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.